UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): March 14, 2022

THE SHYFT GROUP, INC.
(Exact Name of Registrant as Specified in Its Charter)

Michigan (State or Other Jurisdiction of Incorporation)	001-33582 (Commission File No.)	38-2078923 (IRS Employer Identification No.)

	41280 Bridge Street, Novi, Michigan (Address of Principal Executive Offices)	48375 (Zip Code)

517-543-6400
(Registrant's Telephone Number, Including Area Code)

Not Applicable
(Former Name or Former Address, if changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Section Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	SHYF	NASDAQ Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2). Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02     Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangement of Certain Officers.

Appointment of Carl A. Esposito as Director

On March 14, 2022, the Board of Directors (the “Board”) of The Shyft Group, Inc. (the “Company”), upon the recommendation of the Governance and Sustainability Committee, appointed Carl A. Esposito to serve as a member of the Board effective March 14, 2022. Mr. Esposito will serve as a director with an initial term expiring at the Company’s 2022 annual meeting of shareholders.

Since September 2019, Carl Esposito has served as Senior Vice President and President of the E-Systems business for Lear Corporation (NYSE: LEA), a global automotive technology leader in Seating and E-Systems. Before joining Lear, Mr. Esposito spent 30-years at Honeywell Aerospace, including serving from 2017 to 2019 as President of the Electronic Solutions Strategic Business Unit where he oversaw strategy and product development. Prior to this position, he held various roles during his Honeywell Aerospace tenure, including as Vice President of Marketing and Product Management and various positions in the United States and Europe, in global sales and marketing, product management and strategy, program management, and engineering. Mr. Esposito received a bachelor’s degree in electrical engineering from Rensselaer Polytechnic Institute and master’s degrees in program management and business administration from the Keller Graduate School of Management. The Board appointed Mr. Esposito as a director because of his significant expertise in innovation related to electrification and connectivity in the transportation space, global business operations, engineering, and program management.

Mr. Esposito has no arrangements or understandings pursuant to which he was appointed a director and he does not have any transactions reportable under Item 404(a) of Regulation S-K.

Mr. Esposito will receive compensation in the same manner as the Company's other non-employee directors which currently consists of an annual cash retainer in the amount of $70,000 and an annual equity grant in the amount of $110,000. Mr. Esposito will also enter into the Company’s standard indemnification agreement. a form of which was previously filed with the Securities and Exchange Commission as Exhibit 10.2 to the Company’s Report on Form 10-K on February 24, 2022.

Item 7.01     Regulation FD Disclosure.

On March 14, 2022, the Company announced that Ronald Harbour, 65, will retire from the Board following the Company’s 2022 annual meeting of shareholders. Mr. Harbour joined the Board in 2009.

The Company's press release dated March 14, 2022 announcing the Board refreshment is attached to this Current Report on Form 8-K as Exhibit 99.1 and is incorporated herein by reference.

The information furnished pursuant to Item 7.01, including Exhibit 99.1, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 (the “Exchange Act”) or otherwise subject to the liabilities under that Section and shall not be deemed to be incorporated by reference into any filing of the Company under the Securities Act of 1933 or the Exchange Act.

Item 9.01     Financial Statements and Exhibits.

(d) Exhibits. The following exhibit is furnished herewith:

Exhibit No.                          Description

99.1	Press release dated March 14, 2022 regarding the appointment of Carl A. Esposito to the Board of Directors

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE SHYFT GROUP, INC.

Dated: March 14, 2022	/s/ Joshua A. Sherbin
By: Joshua A. Sherbin
Its: Chief Legal Officer and Corporate Secretary